Exhibit 99.1

To: Holders of 4.75% Convertible Senior Notes due 2032 (the “Notes”) of SharonAI Holdings Inc. (the “Company”) – CUSIP No. 778920 AC2

Re: Registration of the Notes on the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-297885)

On July 31, 2026, the Company filed the Registration Statement under which it registered $691,700,000 Notes out of the $700,000,000 aggregate principal amount of Notes originally issued on June 22, 2026.

If you are a holder of the Notes and you are not currently listed as a “Selling Securityholder” in the Registration Statement and desire to have your Notes registered on such Registration Statement, please email the Company at: legal@sharonai.com, with a copy to its legal counsel at Sheppard Mullin at: gcarney@sheppard.com by 5:00 p.m. EST on Monday, August 10, 2026.

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